Exhibit 3.75

ARTICLES OF MERGER

OF

SAYLORS CREEK LAND COMPANY (SCC ID: 0473009-9)

INTO

BOXLEY MATERIALS COMPANY (SCC ID: 0024917-7)

The undersigned corporations hereby execute these Articles of Merger for the purpose of merging Saylors Creek Land Company, a Virginia corporation and wholly owned subsidiary of Boxley Materials Company, into Boxley Materials Company, a Virginia corporation, in accordance with Section 13.1-719 of the Virginia Stock Corporation Act.

I.                                        PLAN OF MERGER. The following Plan of Merger was duly approved by the Board of Directors of Boxley Materials Company and shareholder approval is not required:

PLAN OF MERGER

A.                                    CORPORATIONS PARTICIPATING IN MERGER

Saylors Creek Land Company, a corporation organized under the laws of the Commonwealth of Virginia and a wholly owned subsidiary of Boxley Materials Company, shall be the merging corporation (the “Merging Corporation”). Boxley Materials Company, a corporation organized under the laws of the Commonwealth of Virginia, shall be the surviving corporation (the “Surviving Corporation”).

B.                                    TERMS AND CONDITIONS OF THE MERGER, CONVERSION AND CANCELLATION OF STOCK

On the effective date of the merger of the Merging Corporation into the Surviving Corporation (the “Merger”), the separate existence of the Merging Corporation shall cease, each share of stock of the Merging Corporation outstanding immediately prior thereto shall, without any action by the holder thereof, be surrendered and extinguished. The Surviving Corporation shall succeed to all of the properties, rights, and other assets and shall be subject to all of the liabilities of die Merging Corporation or Surviving Corporation. The stock of the Surviving Corporation outstanding on the effective date shall be unchanged by reason of the Merger.

C.                                    ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION

The provisions of the Articles of Incorporation and the Bylaws of the Surviving Corporation shall not be changed by the Merger and shall continue as the Surviving Corporation’s Articles of Incorporation and Bylaws.

D.                                    THE DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

The Directors and Officers of the Surviving Corporation at the effective date of the Merger shall continue to be the Directors and Officers of the Surviving Corporation until their successors are duly elected and qualified.

II.                                   SHARES ENTITLED TO VOTE. Shareholder approval is not required for the Merger pursuant to Section 13.1-719 of the Code of Virginia.

III.                              EFFECTIVE DATE. This Merger shall become effective upon filing of these Articles of Merger (the “effective date”).

IN WITNESS WHEREOF, these Articles of Merger are signed by the President of each corporation this 4TH day of MAY, 2006.

BOXLEY MATERIALS COMPANY

By	/s/ Abney S. Boxley, III
Abney S. Boxley, III, President

SAYLORS CREEK LAND COMPANY

By	/s/ Abney S. Boxley, III
Abney S. Boxley, III, President

0024917-7

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, MAY 23, 2006

The State Corporation Commission finds the accompanying articles submitted on behalf of

Boxley Materials Company

comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective May 23, 2006. Each of the following:

Saylors Creek Land Company

is merged into Boxley Materials Company, which continues to exist under the laws of VIRGINIA with the name Boxley Materials Company, and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Commissioner

MERGACPT

CIS0436

06-05-08-0119

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

BLUE RIDGE STONE CORPORATION

1.                                      The name of the Corporation is Blue Ridge Stone Corporation.

2.                                      The Articles of Incorporation of the Corporation are amended as follows:

The name of the Corporation is Boxley Materials Company.

3.                                      The foregoing amendment was adopted on April 25, 2002, at an annual meeting of the shareholders.

4.                                      The number of shares of stock outstanding and entitled to vote on the amendment was 29,150. The total number of shares voted for the amendment was 28,767 and the number of shares voted against the amendment was 0.

The undersigned President declares that the facts herein stated are true as of April 30, 2002.

BLUE RIDGE STONE CORPORATION

By:	/s/ Abney S. Boxley, III
Abney S. Boxley, III, President

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

May 8, 2002

The State Corporation Commission has found the accompanying articles submitted on behalf of

Boxley Materials Company (formerly BLUE RIDGE STONE CORPORATION )

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 8, 2002, at 08:32 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ T.V. Morrisons
Commissioner

02-05-02-0124

AMENACPT

CIS0436

ARTICLES OF AMENDMENT RESTATING THE

ARTICLES OF INCORPORATION

OF BLUE RIDGE STONE CORPORATION.

The Articles of Amendment Restating the Articles of Incorporation of Blue Ridge Stone Corporation (the “Corporation”) are set forth below.

ONE

The name of the Corporation is Blue Ridge Stone Corporation.

TWO

The text of the Amendment which has been adopted is attached hereto as Appendix 1.

THREE

The Amendment was adopted on May 30, 2000.

FOUR

The Amendment was proposed by the Board of Directors and submitted to the Shareholders in accordance with the Virginia State Corporation Act. The designation, number of outstanding shares, and number of votes entitled to be cast on the Amendment were as follows:

Designation	Number of Outstanding Shares	Number of Votes

Common	2.978	2.978

The number of undisputed votes cast for the Amendment are 2.735. The number of votes cast for the Amendment was sufficient for approval by the shareholders.

Executed as of the 6TH day of June, 2000, by Abney S. Boxley, III, President.

BLUE RIDGE STONE CORPORATION

By	/s/ Abney S. Boxley, III
Abney S. Boxley, III. President

Appendix 1

RESTATED ARTICLES OF INCORPORATION

OF

BLUE RIDGE STONE CORPORATION

ARTICLE I - NAME

The name of the Corporation is Blue Ridge Stone Corporation.

ARTICLE II - PURPOSE

The purpose of this Corporation is to transact any or all lawful business not required to be specifically stated in these Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act.

ARTICLE III - AUTHORIZED STOCK

The Corporation shall have authority to issue shares of stock as follows:

Class	Par Value	No. of Shares

Common	$10.00	50,000

Shareholders of the Corporation shall not have the preemptive or preferential right to acquire, purchase or subscribe to: (i) any shares of any class of stock of the Corporation whether now or hereafter authorized; (ii) any warrants, rights or options to purchase such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares. Rights, options or warrants for the purchase of shares of the Corporation may be issued without shareholder approval to such persons (including any officer, director or employee of the Corporation or any of its subsidiaries) upon such terms and conditions and for such consideration as may be approved by the board of directors.

ARTICLE IV - INDEMNIFICATION OF DIRECTORS AND OFFICERS

A.                                    Each Director and Officer who is or was a party to any proceeding (including a proceeding by or in the right of the Corporation) shall be indemnified by the Corporation against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with the Corporation or otherwise by reason of the fact that he is or was such a Director or Officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such Director or Officer.

B.                                    In addition to the indemnification provided under Section A, to the full extent permitted by the Virginia Stock Corporation Act and any other applicable law, as they exist on the date hereof or may hereafter be amended, the Corporation shall indemnify a Director or Officer of the Corporation who is or was a party to any proceeding (including a proceeding by or in the right of the corporation) by reason of the fact that he is or was such a Director or Officer or is or was serving at the request of the Corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

C.                                    The Corporation is empowered to contract in advance to indemnify any Director or Officer to the extent indemnification is granted under Sections A and B. The Board of Directors is also empowered to cause the Corporation to indemnify or contract in advance to indemnify any other person not covered by Sections A and B who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as if such person were specified as one to whom indemnification is granted under Sections A and B.

D.                                    The Corporation shall advance, pay for and/or reimburse the reasonable expenses incurred by an Officer or Director who is a party to any proceeding in advance of the final disposition thereof if (i) the Officer or Director furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in Sections A and/or B above and (ii) the Officer or Director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct. The undertaking required by clause (ii) above shall be an unlimited general obligation of the Officer or Director but need not be secured and may be accepted without reference to financial ability to make repayment.

E.                                     The foregoing provisions are intended to provide indemnification with respect to those monetary damages for which the Virginia Stock Corporation Act permits the limitation or

2

elimination of liability. In addition, to the full extent, if any, that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of $1.00.

F.                                      The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

G.                                    The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

H.                                   Except to the extent inconsistent with this Article, terms used herein shall have the same meanings assigned them in the Indemnification Article of the Virginia Stock Corporation Act. as now in effect or hereafter amended. Without limitation, it is expressly understood that reference herein to Directors, Officers, employees or agents shall include former Directors, Officers, employees and agents and their respective heirs, executors and administrators.

ARTICLE V - ACTION BY WRITTEN CONSENT

Pursuant to Section 13.1-657 of the Code of Virginia, 1950. as amended (the “Code”). action required or permitted by the Virginia Stock Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice (except as required by Section 13.1-657C of the Code), if the action is taken by shareholders who would be entitled to vote at a meeting of holders of outstanding shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted.

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COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

August 16, 2000

The State Corporation Commission has found the accompanying articles submitted on behalf of

BLUE RIDGE STONE CORPORATION

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT AND RESTATEMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective August 16, 2000, at 10:29 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ T.V. Morrisons
Commissioner

00-08-07-0095

AMENACPT

CIS0436

ARTICLES OF MERGER
Merging
BMC MERGER SUB, INC.,
a Virginia corporation,
with and into
BOXLEY MATERIALS COMPANY,
a Virginia corporation

March 18, 2016

Pursuant to the provisions of the Virginia Stock Corporation Act (the “VSCA”), Boxley Materials Company, a corporation organized under the laws of the Commonwealth of Virginia (the “Company”), and BMC Merger Sub, Inc., a corporation organized under the laws of the Commonwealth of Virginia (“Merger Sub”), hereby execute and submit the following Articles of Merger and set forth:

1.                                      The Merger. The Plan of Merger (the “Plan of Merger”) providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company as the surviving corporation (“Surviving Corporation”), is attached as Exhibit A to these Articles of Merger and is incorporated herein by reference.

2.                                      Amendment to the Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time (as defined below) of the Merger shall be replaced by the Amended and Restated Articles of Incorporation of Surviving Corporation as of the Effective Time of the Merger and shall be amended and restated as of the Effective Time of the Merger as set forth in Exhibit A to the Plan of Merger, attached hereto.

3.                                      Company Board of Directors and Shareholder Approval. The Plan of Merger was duly adopted and approved on January 26, 2016 by the Company’s Board of Directors at a duly called meeting of such Board, at which a quorum was present, and was submitted by the Company’s Board of Directors to the shareholders of the Company entitled to vote thereon in accordance with the VSCA at a special meeting of shareholders held on March 18, 2016 pursuant to Section 13.1-655 of the VSCA. The designation, number of outstanding shares, number of votes entitled to be cast and the undisputed votes cast FOR the Plan of Merger by each voting group entitled to vote separately on the Plan of Merger are set forth below.

		Votes Entitled	Undisputed Votes
Designation	Shares Outstanding	to be Cast	Cast FOR

Voting Common Shares	25,444	25,444	25,444

The number of votes cast FOR the Plan of Merger by each voting group was sufficient for approval of the Plan of Merger by that voting group.

4.                                                Merger Sub Board of Directors and Shareholder Approval. The Plan of Merger was duly adopted and approved on February 23, 2016 by Merger Sub’s Board of Directors by unanimous written consent pursuant to Section 13.1-685 of the VSCA. The Board of Directors of Merger Sub submitted the Plan of Merger to the sole shareholder of Merger Sub for its approval. The sole shareholder of Merger Sub approved the Plan of Merger on February 23, 2016 by written consent pursuant to Section 13.1-657 of the VSCA.

5.                                                Effective Time. Pursuant to Section 13.1-606 of the VSCA, the Merger shall be effective as of 11:59 p.m. on March 18, 2016 (the “Effective Time”).

6.                                                Counterparts. These Articles may be executed in counterparts, which when so executed shall constitute one and the same Articles.

[Signature page follows.]

IN WITNESS WHEREOF, Boxley Materials Company and BMC Merger Sub, Inc., have caused these Articles of Merger to be executed by their respective duly authorized officers as of the date first written above.

BOXLEY MATERIALS COMPANY

By:	/s/ Abney S. Boxley, III
Name: Abney S. Boxley, III
Title: President and CEO

[Signature Page to Articles of Merger]

BMC MERGER SUB, INC.

/s/ Michael Brady
Name: Michael Brady
Title: Vice President

[Signature Page to Articles of Merger]

EXHIBIT A

Plan of Merger
Merging
BMC MERGER SUB, INC.,
a Virginia corporation,
with and into
BOXLEY MATERIALS COMPANY,
a Virginia corporation

ARTICLE 1
THE MERGER

1.                                      The Merger. Upon the terms and subject to the conditions set forth in this Plan of Merger, and in accordance with the Virginia Stock Corporation Act (the “VSCA”), upon the Effective Time and the date set forth in the Articles of Merger (the “Articles of Merger”) to be filed with the State Corporation Commission (the “SCC”) of the Commonwealth of Virginia (such time being referred to herein as the “Effective Time”), BMC Merger Sub, Inc., a Virginia corporation (“Merger Sub”), shall be merged (the “Merger”) with and into Boxley Materials Company, a Virginia corporation (the “Company”), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving  Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub, in accordance with the VSCA. Merger Sub is a wholly-owned subsidiary of Summit Materials Corporations I, Inc., a Delaware corporation (“Buyer”).

2.                                      Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

3.                                      Articles of Incorporation of the Surviving Corporation. At the Effective Time, by virtue of the Merger, the amended and restated articles of incorporation attached as Exhibit A shall be the articles of incorporation of the Surviving Corporation (“Surviving Corporation  Charter”).

4.                                      By-laws of the Surviving Corporation. At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the By-Laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable law.

5.                                      Address of the Surviving Corporation. The street address of the Surviving Corporation’s principal place of business shall continue to be 15418 W Lynchburg Salem Tpke, Blue Ridge, VA 24064.

6.                                      Directors of the Surviving Corporation. From and after the Effective Time, the members of the Board of Directors of the Surviving Corporation shall consist of those individuals set forth on Exhibit B of the Merger Agreement, until changed in accordance with the

Surviving Corporation’s Articles of Incorporation and By-Laws and applicable law. For the purposes of this Plan of Merger, “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 23, 2016 among Buyer, Merger Sub, the Company, Abney S. Boxley, III, in his capacity as representative for the shareholders of the Company, and, for the limited purposes described therein, Summit Materials, LLC, a Delaware limited liability company.

7.                                      Officers of the Surviving Corporation. From and after the Effective Time, the officers of the Surviving Corporation shall consist of the officers of Merger Sub (as constituted immediately prior to the Effective Time) until changed in accordance with the Surviving Corporation’s Articles of Incorporation and By-Laws and applicable law.

ARTICLE 2

CONVERSION OF SHARES

1.                                      Conversion of Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, the Company, Merger Sub or any shareholder thereof,

(a)                                      each share of common stock, $10.00 par value per share, of the Company issued and outstanding immediately prior to the Effective Time (“Company Stock”) (other than any shares of Company Stock held by a shareholder who has demanded and perfected Dissenters’ Rights for such shares in accordance with the VSCA) shall, at the Effective Time, be converted into the right to receive the Share Purchase Price (as determined in accordance with the Merger Agreement). All such shares of Company Stock shall cease to be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented any such shares of Company Stock shall thereafter cease to have any rights with respect to such shares of Company Stock, unless otherwise expressly provided; and

(b)                                      each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

2.                                      Exchange of Company Stock. On the Closing Date (as defined in the Merger Agreement), Buyer shall deliver the Purchase Price (as defined in the Merger Agreement) in accordance with the terms and conditions set forth in the Merger Agreement. The Purchase Price (as adjusted pursuant to Section 3 of the Merger Agreement) shall be paid out pursuant to Section 3 of the Merger Agreement to each holder of Company Stock that has delivered a completed and duly executed Letter of Transmittal (as defined in the Merger Agreement), together with a stock certificate (or affidavit of lost stock certificate in form and substance reasonably acceptable to Merger Sub or the Surviving Corporation), into an account designated in such Letter of Transmittal. Any payments made to the Equity Holders (as defined in the Merger Agreement) under the Merger Agreement shall be subject to reduction, if any, for any withholding as required by applicable federal or state withholding or other applicable laws; all such withheld amounts shall be remitted to the applicable Tax (as defined in the Merger Agreement) or other authorities in accordance with applicable laws. Each applicable Equity

Holder shall be treated as though any amounts so withheld on such Equity Holder’s behalf had been paid to such Equity Holder in accordance with the terms of the Merger Agreement.

3.                                      No Further Transfers; Lost, Stolen or Destroyed Certificates. The Purchase Price paid pursuant to the Merger upon the surrender for exchange of shares of Company Stock in accordance with the terms of the Merger Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Stock, and upon and after the Effective Time, no transfer of the shares of Company Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in the Merger Agreement.

4.                                      Appraisal Rights. Shares of Company Stock that are outstanding immediately prior to the Effective Time that are held by shareholders who shall have properly demanded appraisal for such shares in accordance with the VSCA to the extent entitled thereto (collectively, the “Dissenters’ Shares”) shall not be converted into or represent the right to receive a portion of the Purchase Price (as determined in accordance with the Merger Agreement), and the holders of such shares instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of the VSCA; provided that each of the Dissenters’ Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under the VSCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Share Purchase Price upon surrender of the certificate representing such shares and delivery to Surviving Corporation of a duly completed Letter of Transmittal.

ARTICLE 3
AMENDMENT

1.                                      Amendment. Subject to compliance with applicable law and this Article 3, this Plan of Merger may be amended, modified or supplemented by written agreement of each of the parties to the Merger, whether before or after approval by the shareholders of Merger Sub or the Company is obtained and prior to the Effective Time; provided, however, that, after the approval by the shareholders of Merger Sub or the Company is obtained, no such amendment, modification or supplement shall change (i) the amount or kind of consideration to be delivered to the shareholders of Merger Sub or the Company, (ii) the articles of incorporation of the Surviving Corporation except for changes permitted by Section 13.1-706 of the VSCA or (iii) any of the other terms or conditions of this Plan of Merger if the change would adversely affect the shareholders of either the Merger Sub or the Company in any material respect.

Exhibit A to the Plan of Merger
Amended and Restated Articles of Incorporation

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BOXLEY MATERIALS COMPANY

I. CORPORATE NAME

The name of the Corporation is Boxley Materials Company.

II. REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office, which is identical to the business office of the initial registered agent, shall be 15418 W Lynchburg Salem Tpke, Blue Ridge, VA 24064, in the County of Bedford. The registered agent shall be Abney S. Boxley, III, who is a resident of Virginia.

III. AUTHORIZED CAPITAL STOCK

The total number of shares of stock which the corporation shall have authority to issue is five thousand (5,000). All such shares are of one class and are shares of Common Stock.

IV. BOARD POWER REGARDING BYLAWS

To the full extent permitted and not in limitation of the powers conferred by Virginia Stock Corporation Act, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation

V. ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

VI. CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the Commonwealth of Virginia at any time in force may be added or inserted, in the manner now or hereafter prescribed by statute, and all rights, preferences and privileges of any nature conferred on stockholders, directors or any other persons by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

VII. DIRECTOR/OFFICER LIABILITY AND INDEMNITY

(a)                                      To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.

(b)                                      To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act, the bylaws of the Corporation and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(c)                                       Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.